Exhibit 99.1
FOR IMMEDIATE RELEASE
Diversified Healthcare Trust Announces Second Quarter 2021 Results
Second Quarter Net Loss Attributable to Common Shareholders of $0.14 Per Share
Second Quarter Normalized FFO Attributable to Common Shareholders of $0.05 Per Share

Newton, MA (August 4, 2021):  Diversified Healthcare Trust (Nasdaq: DHC) today announced its financial results for the quarter ended June 30, 2021.
“In the second quarter of 2021, we reported normalized FFO per share and adjusted EBITDAre of $0.05 and $87.8 million, respectively, both of which improved from the first quarter of 2021,” stated Jennifer Francis, President and Chief Executive Officer of Diversified Healthcare Trust. “We have made significant progress on our plan to transition 108 senior living communities from Five Star Senior Living to new managers, as we have executed agreements with four new managers representing approximately 70% of the communities to be transitioned, and we continue to expect to complete the transitions by year end. While we work to stabilize our SHOP segment, our Office Portfolio segment remains strong, with this quarter’s leasing activity at the highest level in our history. In the second quarter of 2021, we completed approximately 632,000 square feet of new and renewal leases at GAAP rents that were 5.9% higher than prior rents for the same space. We are excited about the investments we are making in our SHOP and Office portfolios and continue to believe fundamental tailwinds and the aging U.S. population bode well for future performance.”
Quarterly Results:
•Reported net loss attributable to common shareholders of $34.2 million, or $0.14 per share.
•Reported normalized funds from operations, or Normalized FFO, attributable to common shareholders of $12.2 million, or $0.05 per share.

	As of and For the Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
Occupancy
Office Portfolio (period end)	91.0%	92.3%	92.0%
SHOP (average day for period)	70.9%	69.5%	78.7%

Same Property Occupancy
Office Portfolio (period end)	92.3%	93.6%	93.4%
SHOP (average day for period)	71.0%	70.6%	80.7%

	Three Months Ended
	June 30, 2021	March 31, 2021	Change	June 30, 2020	Change
Same Property Cash Basis NOI (dollars in thousands)
Office Portfolio	$57,428	$57,354	0.1%	$58,171	(1.3)%
SHOP	$11,252	$4,372	157.4%	$35,229	(68.1)%
Total Consolidated Same Property Cash Basis NOI	$78,530	$71,396	10.0%	$102,986	(23.7)%
Reconciliations of net income (loss) attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributable to common shareholders and Normalized FFO attributable to common shareholders for the quarters ended June 30, 2021 and 2020 appear later in this press release. Reconciliations of net income (loss) attributable to common shareholders determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI, and a reconciliation of NOI to same property NOI and a calculation of same property Cash Basis NOI, for the quarters ended June 30, 2021, March 31, 2021 and June 30, 2020, as applicable, also appear later in this press release.
Office Portfolio Segment:
•Same property Cash Basis NOI decreased compared to the second quarter of 2020 primarily resulting from increased utility expenses and decreases in occupancy, partially offset by increased parking revenue.
•DHC entered into new and renewal leases for an aggregate of 632,055 rentable square feet at weighted average rents that were 5.9% higher than prior rents for the same space.
SHOP Segment:
•Same property Cash Basis NOI decreased compared to the second quarter of 2020, primarily resulting from decreases in occupancy related to the COVID-19 pandemic, partially offset by decreases in operating expenses due to decreases in occupancy.
•As previously disclosed, all of the senior living communities in DHC's SHOP segment have completed vaccination clinics and are accepting new residents.
•On June 1, 2021, Five Star Senior Living Inc. (Nasdaq: FVE), or Five Star, announced that all of its team members at DHC's communities will be required to be fully vaccinated against COVID-19 by September 1, 2021 in order to protect Five Star's team members and residents at the communities from the ongoing threat posed by the COVID-19 virus. Five Star's team members and residents at DHC's communities continue to have access to the vaccine.
•Recent same property occupancy rates in DHC's senior housing operating portfolio, or SHOP, segment consisting of 228 communities are as follows:

	2020						2021
	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun
SHOP Same Property Average Occupancy	78.3%	76.9%	75.8%	74.8%	74.1%	72.5%	71.0%	70.3%	70.5%	70.8%	71.2%	71.0%
Sequential Occupancy Change		(1.4)	(1.1)	(1.0)	(0.7)	(1.6)	(1.5)	(0.7)	0.2	0.3	0.4	(0.2)
Amending of Management Arrangements with Five Star:
As previously disclosed, on June 9, 2021 DHC amended its management arrangements with Five Star. Pursuant to the amended agreements, Five Star will continue to manage 120 of DHC's senior living communities, substantially on the terms previously disclosed, and 108 of DHC's senior living communities managed by Five Star have been or will be transitioned to other third party managers. As of August 3, 2021, DHC had executed agreements with four new third party managers to transition 76 senior living communities. Of these 76 senior living communities, 41 have been transitioned to new third party managers. DHC expects to complete the remaining transitions before year end 2021.

Liquidity and Financing Activities:
•As of June 30, 2021, DHC had approximately $908.1 million of cash and cash equivalents and restricted cash.
•As of June 30, 2021, DHC's ratio of consolidated income available for debt service to debt service was below the 1.5x incurrence requirement under DHC's revolving credit facility and its public debt covenants, as the effects of the COVID-19 pandemic continued to adversely impact DHC's operations. DHC is prohibited from incurring additional debt while this ratio is below 1.5x.
•In June 2021, DHC redeemed all of its outstanding 6.75% senior notes due 2021 for a redemption price equal to the principal amount of $300.0 million plus accrued and unpaid interest of $10.1 million, using a portion of the net proceeds from its issuance in February 2021 of $500.0 million aggregate principal amount of its 4.375% senior notes due 2031 and cash on hand. Following this redemption in June 2021, DHC's next tranche of senior notes does not mature until May 2024 when all $250.0 million of its outstanding 4.750% senior notes are due.
Disposition Activities:
•In April 2021, DHC sold four life science and medical office properties for a sales price of $95.5 million, excluding closing costs.
Conference Call:
At 10:00 a.m. Eastern Time tomorrow morning, President and Chief Executive Officer, Jennifer Francis, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss DHC's second quarter 2021 financial results. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, August 12, 2021. To access the replay, dial (412) 317-0088. The replay pass code is 10157585.
A live audio webcast of the conference call will also be available in a listen-only mode on DHC's website, www.dhcreit.com. Participants wanting to access the webcast should visit DHC's website about five minutes before the call. The archived webcast will be available for replay on DHC's website following the call for about one week. The transcription, recording and retransmission in any way of DHC's second quarter conference call are strictly prohibited without the prior written consent of DHC.
Supplemental Data:
A copy of DHC's Second Quarter 2021 Supplemental Operating and Financial Data is available for download at DHC's website, www.dhcreit.com. DHC's website is not incorporated as part of this press release.
DHC is a real estate investment trust, or REIT, focused on owning high-quality healthcare properties located throughout the United States. DHC seeks diversification across the health services spectrum: by care delivery and practice type, by scientific research disciplines, and by property type and location. As of June 30, 2021, DHC’s $8.2 billion portfolio included 392 properties in 36 states and Washington, D.C., occupied by approximately 600 tenants, and totaling approximately 10.9 million square feet of life science and medical office properties and more than 27,000 senior living units. DHC is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA. To learn more about DHC, visit www.dhcreit.com.
Non-GAAP Financial Measures:
DHC presents certain "non-GAAP financial measures" within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, earnings before interest, income tax, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre for the three and six months ended June 30, 2021 and 2020, as well as certain of these measures for the prior three quarters. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) attributable to common shareholders as indicators of DHC's operating performance or as measures of DHC's liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss) attributable to common shareholders as presented in DHC's condensed consolidated statements of income (loss). DHC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss) and net income (loss) attributable to common shareholders. DHC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of DHC's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of DHC's properties.
Please see the pages attached hereto for a more detailed statement of DHC's operating results and financial condition, and for an explanation of DHC's calculation of FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, EBITDA, EBITDAre and Adjusted EBITDAre and a reconciliation of those amounts to amounts determined in accordance with GAAP.

DIVERSIFIED HEALTHCARE TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Rental income	$102,394	$106,207	$205,152	$216,705
Residents fees and services	243,947	304,104	503,913	636,073
Total revenues	346,341	410,311	709,065	852,778

Expenses:
Property operating expenses	264,632	301,915	552,023	618,500
Depreciation and amortization	67,888	68,825	134,041	137,255
General and administrative	9,126	7,312	16,668	16,144
Acquisition and certain other transaction related costs	12,071	87	12,071	750
Impairment of assets	—	31,175	(174)	42,409
Total expenses	353,717	409,314	714,629	815,058

Gain (loss) on sale of properties	30,760	(168)	30,638	2,614
Gains and losses on equity securities, net	(3,849)	11,974	(12,188)	2,031
Interest and other income (1)	16,038	7,736	18,873	7,874
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $3,017, $1,617, $5,829 and $3,126, respectively)	(67,657)	(43,974)	(127,748)	(85,624)
Gain on lease termination	—	—	—	22,896
Loss on early extinguishment of debt	(370)	(181)	(2,410)	(427)
Loss from continuing operations before income tax expense	(32,454)	(23,616)	(98,399)	(12,916)
Income tax expense	(191)	(1,126)	(429)	(683)
Net loss	(32,645)	(24,742)	(98,828)	(13,599)
Net income attributable to noncontrolling interest	(1,577)	(1,330)	(2,899)	(2,738)
Net loss attributable to common shareholders	$(34,222)	$(26,072)	$(101,727)	$(16,337)

Weighted average common shares outstanding (basic)	237,871	237,700	237,853	237,684
Weighted average common shares outstanding (diluted)	237,871	237,700	237,853	237,684

Per common share amounts (basic and diluted):
Net loss attributable to common shareholders	$(0.14)	$(0.11)	$(0.43)	$(0.07)

(1)    DHC recognized funds received under the Coronavirus Aid, Relief, and Economic Security Act of $15,748 and $7,346 during the three months ended June 30, 2021 and 2020, respectively, and $18,181 and $7,346 during the six months ended June 30, 2021 and 2020, respectively.

DIVERSIFIED HEALTHCARE TRUST
FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS
(amounts in thousands, except per share data)
(unaudited)
Calculation of FFO and Normalized FFO Attributable to Common Shareholders(1):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss attributable to common shareholders	$(34,222)	$(26,072)	$(101,727)	$(16,337)
Depreciation and amortization	67,888	68,825	134,041	137,255
(Gain) loss on sale of properties	(30,760)	168	(30,638)	(2,614)
Impairment of assets	—	31,175	(174)	42,409
Losses (gains) on equity securities, net	3,849	(11,974)	12,188	(2,031)
FFO adjustments attributable to noncontrolling interest	(5,275)	(5,275)	(10,548)	(10,550)
Adjustments to reflect DHC's share of FFO attributable to an equity method investment	(3,005)	1,601	(969)	(2,814)
FFO attributable to common shareholders	(1,525)	58,448	2,173	145,318

Acquisition and certain other transaction related costs	12,071	87	12,071	750
Gain on lease termination	—	—	—	(22,896)
Loss on early extinguishment of debt	370	181	2,410	427
Adjustments to reflect DHC's share of Normalized FFO attributable to an equity method investment	1,299	993	1,384	9,127
Normalized FFO attributable to common shareholders	$12,215	$59,709	$18,038	$132,726

Weighted average common shares outstanding (basic)	237,871	237,700	237,853	237,684
Weighted average common shares outstanding (diluted)	237,871	237,700	237,853	237,684

Per common share data (basic and diluted):
Net loss attributable to common shareholders	$(0.14)	$(0.11)	$(0.43)	$(0.07)
FFO attributable to common shareholders	$(0.01)	$0.25	$0.01	$0.61
Normalized FFO attributable to common shareholders	$0.05	$0.25	$0.08	$0.56
Distributions declared	$0.01	$0.01	$0.02	$0.16
(1)      DHC calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss) attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties, loss on impairment of real estate assets and gains or losses on equity securities, net, if any, including adjustments to reflect DHC's proportionate share of FFO of DHC's equity method investment in Five Star, plus real estate depreciation and amortization and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to DHC. In calculating Normalized FFO attributable to common shareholders, DHC adjusts for the items shown above. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by DHC's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain DHC's qualification for taxation as a REIT, limitations in the agreements governing DHC's debt, the availability to DHC of debt and equity capital, DHC's expectation of its future capital requirements and operating performance, and DHC's expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than DHC does.

DIVERSIFIED HEALTHCARE TRUST
CALCULATION AND RECONCILIATION OF NOI AND CASH BASIS NOI (1)
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Calculation of NOI and Cash Basis NOI:
Revenues:
Rental income	$102,394	$106,207	$205,152	$216,705
Residents fees and services	243,947	304,104	503,913	636,073
Total revenues	346,341	410,311	709,065	852,778
Property operating expenses	(264,632)	(301,915)	(552,023)	(618,500)
NOI	81,709	108,396	157,042	234,278
Non-cash straight line rent adjustments included in rental income	(1,321)	(1,385)	(2,125)	(2,538)
Lease value amortization included in rental income	(1,849)	(1,830)	(3,715)	(3,703)
Non-cash amortization included in property operating expenses	(199)	(199)	(398)	(398)
Cash Basis NOI	$78,340	$104,982	$150,804	$227,639

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to NOI and Cash Basis NOI:
Net loss attributable to common shareholders	$(34,222)	$(26,072)	$(101,727)	$(16,337)
Net income attributable to noncontrolling interest	1,577	1,330	2,899	2,738
Net loss	(32,645)	(24,742)	(98,828)	(13,599)
Income tax expense	191	1,126	429	683
Loss on early extinguishment of debt	370	181	2,410	427
Gain on lease termination	—	—	—	(22,896)
Interest expense	67,657	43,974	127,748	85,624
Interest and other income	(16,038)	(7,736)	(18,873)	(7,874)
Losses (gains) on equity securities, net	3,849	(11,974)	12,188	(2,031)
(Gain) loss on sale of properties	(30,760)	168	(30,638)	(2,614)
Impairment of assets	—	31,175	(174)	42,409
Acquisition and certain other transaction related costs	12,071	87	12,071	750
General and administrative	9,126	7,312	16,668	16,144
Depreciation and amortization	67,888	68,825	134,041	137,255
NOI	81,709	108,396	157,042	234,278

Non-cash straight line rent adjustments included in rental income	(1,321)	(1,385)	(2,125)	(2,538)
Lease value amortization included in rental income	(1,849)	(1,830)	(3,715)	(3,703)
Non-cash amortization included in property operating expenses	(199)	(199)	(398)	(398)
Cash Basis NOI	$78,340	$104,982	$150,804	$227,639
(1)    The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income (loss) attributable to common shareholders in order to provide results that are more closely related to DHC's property level results of operations. DHC calculates NOI and Cash Basis NOI as shown above and same property NOI and same property Cash Basis NOI as shown below. DHC defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that DHC records as depreciation and amortization. DHC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. DHC calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. DHC uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than DHC does.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

Office Portfolio	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Rental income	$92,804	$93,323	$94,850	$94,235	$95,510
Property operating expenses	(31,321)	(31,293)	(32,709)	(33,448)	(30,893)
NOI	$61,483	$62,030	$62,141	$60,787	$64,617

NOI	$61,483	$62,030	$62,141	$60,787	$64,617
Less:
Non-cash straight line rent adjustments included in rental income	1,597	1,083	1,114	438	1,306
Lease value amortization included in rental income	1,833	1,822	1,790	1,800	1,775
Non-cash amortization included in property operating expenses	199	199	200	199	199
Cash Basis NOI	$57,854	$58,926	$59,037	$58,350	$61,337

Reconciliation of NOI to Same Property NOI:
NOI	$61,483	$62,030	$62,141	$60,787	$64,617
Less:
NOI of properties not included in same property results	697	1,909	2,534	2,881	3,736
Same Property NOI (2)	$60,786	$60,121	$59,607	$57,906	$60,881

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same Property NOI (2)	$60,786	$60,121	$59,607	$57,906	$60,881
Less:
Non-cash straight line rent adjustments included in rental income	1,335	755	761	115	750
Lease value amortization included in rental income	1,833	1,822	1,791	1,801	1,774
Non-cash amortization included in property operating expenses	190	190	186	186	186
Same Property Cash Basis NOI (2)	$57,428	$57,354	$56,869	$55,804	$58,171
(1)See page 7 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 4 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned and in service continuously since April 1, 2020, including the life science property owned in a joint venture arrangement in which DHC owns a 55% equity interest; excludes properties classified as held for sale or out of service undergoing redevelopment, if any.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

SHOP	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Residents fees and services	$243,947	$259,966	$278,637	$290,101	$304,104
Property operating expenses	(233,311)	(256,098)	(269,498)	(282,202)	(271,022)
NOI	$10,636	$3,868	$9,139	$7,899	$33,082

NOI	$10,636	$3,868	$9,139	$7,899	$33,082
Less:
Non-cash straight line rent adjustments	—	—	—	—	—
Lease value amortization	—	—	—	—	—
Non-cash amortization included in property operating expenses	—	—	—	—	—
Cash Basis NOI	$10,636	$3,868	$9,139	$7,899	$33,082

Reconciliation of NOI to Same Property NOI:
NOI	$10,636	$3,868	$9,139	$7,899	$33,082
Less:
NOI of properties not included in same property results	(616)	(504)	(3,504)	(5,372)	(2,147)
Same Property NOI (2)	$11,252	$4,372	$12,643	$13,271	$35,229

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same Property NOI (2)	$11,252	$4,372	$12,643	$13,271	$35,229
Less:
Non-cash straight line rent adjustments	—	—	—	—	—
Lease value amortization	—	—	—	—	—
Non-cash amortization included in property operating expenses	—	—	—	—	—
Same Property Cash Basis NOI (2)	$11,252	$4,372	$12,643	$13,271	$35,229
(1)See page 7 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 4 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned and which have been operated by the same operator continuously since April 1, 2020; excludes properties classified as held for sale or closed, if any.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

Consolidated	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Rental income / residents fees and services	$346,341	$362,724	$384,909	$394,339	$410,311
Property operating expenses	(264,632)	(287,391)	(302,207)	(315,650)	(301,915)
NOI	$81,709	$75,333	$82,702	$78,689	$108,396

NOI	$81,709	$75,333	$82,702	$78,689	$108,396
Less:
Non-cash straight line rent adjustments included in rental income	1,321	804	3,040	491	1,385
Lease value amortization included in rental income	1,849	1,866	1,846	1,856	1,830
Non-cash amortization included in property operating expenses	199	199	200	199	199
Cash Basis NOI	$78,340	$72,464	$77,616	$76,143	$104,982

Reconciliation of NOI to Same Property NOI:
NOI	$81,709	$75,333	$82,702	$78,689	$108,396
Less:
NOI of properties not included in same property results	81	1,405	(752)	(1,532)	2,549
Same Property NOI (2)	$81,628	$73,928	$83,454	$80,221	$105,847

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same Property NOI (2)	$81,628	$73,928	$83,454	$80,221	$105,847
Less:
Non-cash straight line rent adjustments included in rental income	1,059	476	2,689	185	846
Lease value amortization included in rental income	1,849	1,866	1,846	1,856	1,829
Non-cash amortization included in property operating expenses	190	190	186	186	186
Same Property Cash Basis NOI (2)	$78,530	$71,396	$78,733	$77,994	$102,986
(1)See page 7 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 4 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned, in service and operated by the same operator continuously since April 1, 2020, including the life science property owned in a joint venture arrangement in which DHC owns a 55% equity interest; excludes properties classified as held for sale, closed or out of service undergoing redevelopment, if any.

DIVERSIFIED HEALTHCARE TRUST
CALCULATION AND RECONCILIATION OF EBITDA, EBITDAre AND ADJUSTED EBITDAre
(dollars in thousands)
(unaudited)
Calculation and Reconciliation of EBITDA, EBITDAre and Adjusted EBITDAre(1):

	Three Months Ended June 30,
	2021	2020

Net loss	$(32,645)	$(24,742)
Interest expense	67,657	43,974
Income tax expense	191	1,126
Depreciation and amortization	67,888	68,825
EBITDA	103,091	89,183
(Gain) loss on sale of properties	(30,760)	168
Impairment of assets	—	31,175
Adjustments to reflect DHC's share of EBITDAre attributable to an equity method investment	(2,673)	1,705
EBITDAre	69,658	122,231
General and administrative expense paid in common shares	675	415
Acquisition and certain other transaction related costs	12,071	87
Loss on early extinguishment of debt	370	181
Losses (gains) on equity securities, net	3,849	(11,974)
Adjustments to reflect DHC's share of Adjusted EBITDAre attributable to an equity method investment	1,166	700
Adjusted EBITDAre	$87,789	$111,640

(1)    DHC calculates EBITDA, EBITDAre and Adjusted EBITDAre as shown above. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, excluding gains or losses on the sale of properties, impairment of assets, if any, including adjustments to reflect DHC's proportionate share of EBITDAre of DHC's equity method investment in Five Star, as well as certain other adjustments currently not applicable to DHC. In calculating Adjusted EBITDAre, DHC adjusts for the items shown above. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than DHC does.

DIVERSIFIED HEALTHCARE TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
(unaudited)

	June 30, 2021	December 31, 2020
Assets
Real estate properties	$7,524,938	$7,410,730
Accumulated depreciation	(1,792,472)	(1,694,901)
Total real estate properties, net	5,732,466	5,715,829

Assets of properties held for sale	—	112,437
Cash and cash equivalents	849,079	74,417
Restricted cash	59,010	16,432
Acquired real estate leases and other intangible assets, net	263,657	286,513
Other assets, net	275,640	270,796
Total assets	$7,179,852	$6,476,424

Liabilities and Equity
Revolving credit facility	$800,000	$—
Term loan, net	—	199,049
Senior unsecured notes, net	2,803,497	2,608,189
Secured debt and finance leases, net	689,895	691,573
Liabilities of properties held for sale	—	3,525
Accrued interest	32,690	23,772
Assumed real estate lease obligations, net	63,487	67,830
Other liabilities	285,134	263,264
Total liabilities	4,674,703	3,857,202

Total equity	2,505,149	2,619,222
Total liabilities and equity	$7,179,852	$6,476,424

Warning Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever DHC uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, DHC is making forward-looking statements. These forward-looking statements are based upon DHC's present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by DHC's forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond DHC's control. For example,
•Ms. Francis's statement regarding DHC's significant progress on its plan to transition 108 senior living communities to new managers may imply that DHC's senior living communities will achieve similar or better results of operations with the new managers. However, the results of operations for the 108 senior living communities being transitioned may not improve under the management of new managers as a result of the transition as DHC currently expects, and the results of operations of any or all of DHC’s senior living communities may decline, including for reasons beyond DHC’s, the new managers’ or Five Star’s control. This may also imply that DHC will successfully complete these transitions on the timing it expects. However, these transitions are subject to various matters and the timing may be delayed or some or all of the transitions may not occur,
•DHC may be unable to identify new managers for the 32 remaining senior living communities to be transitioned from Five Star that DHC believes are sufficiently qualified or may be unable to reach agreement with any such managers on management terms before year end 2021 or at all, and any agreement DHC may reach with any such managers may not be on the terms DHC currently expects or desires, and may not be equal to or more favorable to DHC than the terms of DHC's current management arrangements with Five Star, and further, these transitions may not be successful and the managers may not be able to manage DHC's senior living communities profitably or increase DHC's returns,
•Ms. Francis's statements regarding DHC's leasing activity for the Office Portfolio segment may imply that DHC will continue to achieve similar or better leasing results. However, leasing activity depends on various factors, including market conditions, timing of lease negotiations, competition and other factors, such as the severity and duration of the COVID-19 pandemic and its economic impact. As a result, DHC may not realize similar leasing results in future periods and its leasing activities may decline,
•Ms. Francis's statements regarding DHC's portfolio investments and positive industry trends may imply that DHC's business and operating results will benefit as a result. However, DHC may not realize the benefits it expects from these investments and the positive industry trends may not continue,
•Although DHC has obtained a waiver from compliance with certain financial covenants under its credit agreement through June 30, 2022, if DHC's operating results and financial condition are further significantly and adversely impacted by current economic conditions or otherwise, it may fail to comply with the terms of the waiver and other requirements under its credit agreement, and DHC may also fail to satisfy certain financial requirements under the agreements governing its public debt. For example, DHC's ratio of consolidated income available for debt service to debt service was below the 1.5x incurrence requirement under its revolving credit facility and its public debt covenants as of June 30, 2021, and DHC cannot be certain how long this ratio will remain below 1.5x. DHC is prohibited from incurring additional debt while this ratio is below 1.5x, but is not required to repay outstanding debt as a result of failure to comply with this requirement. DHC is currently fully drawn under its revolving credit facility and could also be required to repay its outstanding debt as a result of non-compliance with certain other requirements of its credit agreement or the agreements governing its public debt. DHC may therefore experience future liquidity constraints, as it is prohibited from incurring additional debt under its credit agreement or otherwise for failure to comply with the requirements of its credit agreement or the agreements governing its public debt, and DHC will be limited to its cash on hand or be forced to raise additional sources of capital or take other measures to maintain adequate liquidity, and
•If the duration and severity of the COVID-19 pandemic and its impacts on DHC and its managers and operators significantly worsen for a sustained period, DHC may be required to utilize all or a significant portion of its cash and cash equivalents to fund its business and operations, which may reduce or eliminate the financial flexibility DHC believes it has.

The information contained in DHC's filings with the SEC, including under “Risk Factors” in DHC's periodic reports, or incorporated therein, identifies important factors that could cause DHC's actual results to differ materially from those stated in or implied by DHC's forward-looking statements. DHC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8234
www.dhcreit.com
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